BWFG | LISTED | NASDAQ 1Q22 Investor Presentation April 27th, 2022

2 BWFG LISTED NASDAQ BWFG LISTED NASDAQ This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic continues to affect Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown. Safe Harbor

3 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Table of Contents • 1Q22 Performance • Trends • ALLL & Non-Performing Loans • Loan Portfolio • Capital • Bankwell History & Overview

BWFG | LISTED | NASDAQ 1Q22 Performance

5 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1Q22 Summary • Record net income of $8.21 million, or $1.04 earnings per share • Return on Average Assets and Return on Average Equity were 1.35% and 16.05%, respectively • Pre-tax, pre-provision net revenue (“PPNR”)1 of $10.54 million, or 1.73% PPNR ROAA • Loan growth of $90 million, or ~19% growth annualized • Net Interest Margin (“NIM”) of 3.30%, versus 3.17% NIM in 2021 ̶ 2022 new loan originations average pricing of 4.61%, vs 2021 year-end portfolio yield of 4.30% • Repurchased 112,829 shares at an average price of $34.01 during the quarter 1 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

6 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1Q22 Results 1 Ratios presented represent Bank ratios; presented ratios are preliminary, subject to finalization of the FDIC Call Report 2 Bankwell meets Adequate + buffer standard, which exceeds Well Capitalized thresholds Profitability Balance Sheet Capital • $2.0 billion of gross loans • $2.2 billion of deposits • 0.86% ALLL; not subject to CECL • Dividend of $0.20 per share paid • $26.75 Fully Diluted Tangible Book Value • Well Capitalized1,2 Tier 1 Leverage 9.80% Tier1/CET1 / RWA 11.20% Total Capital / RWA 12.00% • Net Income $8.2 million • PPNR $10.5 million • Return on Average Assets 1.35% • PPNR / Average Assets 1.73% • Return on Average Equity 16.05%

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

1Q22 Consolidated Financial Statements

Linked Quarter

Dollars in millions, except per share data

Income Statement	1Q22	4Q21	Var[1]
Total Interest Income	$22.3	$21.9	$0.4
Total Interest Expense	$2.8	$3.0	$(0.2)
Net Interest Income	*$19.5*	*$18.9*	*$0.6*
Non-Interest Income	$1.0	$0.8	$0.1
Non-Interest Expense	$9.9	$9.7	$(0.2)
Pre-Tax, Pre-Provision Net Revenue	**$10.5**	**$10.1**	**$0.5**
Provision for Loan Losses	$0.2	$0.1	$(0.1)
Pre-Tax Income	$10.3	$9.9	$0.4
Income Tax Expense	$2.1	$2.1	$0.0
Reported Net Income	**$8.2**	**$7.8**	**$0.4**
EPS	**$1.04**	**$0.99**	**$0.05**
Pre-Tax, Pre-Provision Net Revenue per share[2]	*$1.37*	*$1.30*	*$0.07*

Balance Sheet	1Q22	4Q21	Var[1]
Cash & Cash Equivalents	$299	$345	$(45)
Investment Securities	$117	$108	$8
Loans Receivable, net	$1,965	$1,875	$89
All Other Assets	$116	$128	$(12)
Total Assets	**$2,497**	**$2,456**	**$41**
Total Deposits	$2,166	$2,124	$42
Total Borrowings	$84	$84	$0
Other Liabilities	$36	$46	$(10)
Total Liabilities	**$2,287**	**$2,254**	**$32**
Equity	$210	$202	$8
Total Liabilities & Equity	**$2,497**	**$2,456**	**$41**

[1] Variances are rounded based on actual whole dollar amounts
[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

1Q22 Consolidated Financial Statements

Prior Year

Dollars in millions, except per share data

Income Statement	1Q22	1Q21	Var[1]
Total Interest Income	$22.3	$18.8	$3.5
Total Interest Expense	$2.8	$4.1	$1.3
Net Interest Income	*$19.5*	*$14.7*	*$4.9*
Non-Interest Income	$1.0	$2.0	$(1.0)
Non-Interest Expense	$9.9	$9.7	$(0.3)
Pre-Tax, Pre-Provision Net Revenue	**$10.5**	**$7.0**	**$3.6**
Provision for Loan Losses	$0.2	$(0.3)	$(0.5)
Pre-Tax Income	$10.3	$7.3	$3.0
Income Tax Expense	$2.1	$1.6	$(0.5)
Reported Net Income	**$8.2**	**$5.7**	**$2.5**
EPS	**$1.04**	**$0.71**	**$0.33**
Pre-Tax, Pre-Provision Net Revenue per share[2]	*$1.37*	*$0.89*	*$0.48*

Balance Sheet	1Q22	1Q21	Var[1]
Cash & Cash Equivalents	$299	$362	$(63)
Investment Securities	$117	$102	$15
Loans Receivable, net	$1,965	$1,650	$314
All Other Assets	$116	$131	$(15)
Total Assets	**$2,497**	**$2,244**	**$252**
Total Deposits	$2,166	$1,860	$306
Total Borrowings	$84	$150	$(66)
Other Liabilities	$36	$46	$(10)
Total Liabilities	**$2,287**	**$2,057**	**$230**
Equity	$210	$188	$22
Total Liabilities & Equity	**$2,497**	**$2,244**	**$252**

[1] Variances are rounded based on actual whole dollar amounts

[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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BWFG | LISTED | NASDAQ Trends

10 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Performance Trends $1.78 $2.21 $2.31 $0.75 $3.36 $1.04 2017 2018 2019 2020 2021 1Q22 Diluted EPS 0.80% 0.94% 0.97% 0.28% 1.17% 1.35% 2017 2018 2019 2020 2021 1Q22 Return on Average Assets 8.93% 10.19% 10.20% 3.35% 13.86% 16.05% 2017 2018 2019 2020 2021 1Q22 Return on Average Equity $20.39 $21.85 $22.82 $21.96 $25.55 $26.75 2017 2018 2019 2020 2021 1Q22 Fully Diluted Tangible Book Value

11 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Net Interest Margin 3.30% 3.18% 3.03% 2.77% 3.17% 3.30% 2017 2018 2019 2020 2021 1Q22 Net Interest Margin 1.08% 1.42% 1.75% 1.20% 0.67% 0.51% 0.93% 1.30% 1.66% 1.07% 0.54% 0.42% 2017 2018 2019 2020 2021 1Q22 Cost of Funds / Deposits Cost of Funds Cost of Deposits 4.51% 4.67% 4.85% 4.48% 4.42% 4.49% 4.23% 4.45% 4.61% 3.85% 3.75% 3.78% 2017 2018 2019 2020 2021 1Q22 Loan & Earning Asset Yields Loan Yield Earning Asset Yield Yields include origination fee amortization Full year 2022 NIM expected to be above 2021 • Expecting near-term NIM expansion • Use of excess liquidity for loan growth • Loan origination yields above existing portfolio yields

12 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Trends $1,107 $1,168 $1,202 $1,182 $1,235 $1,241 $436 $436 $402 $444 $660 $744 $1,543 $1,605 $1,604 $1,626 $1,895 $1,985 2017 2018 2019 2020 2021 1Q22 Loan Balances All Other C&I + CRE Owner Occupied 1Q22 Loan Mix 1Q22 Portfolio Yield by Vintage1 C&I + CRE Owner Occupied / Total Loans 28% 27% 25% 27% 35% 37% 1 Weighted average yield based on active loans as of 1-31-2022 Dollars in millions Residential 3.19% C&I 18.65% CRE Owner Occupied 18.90% CRE Investor 52.93% Commercial Const. 5.82% Consumer Loans / Other 0.51% 4.24% Pre 2019 4.08% 2019 4.04% 2020 4.58% 2021 4.61% 2022

13 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 11.5% 12.8% 14.8% 18.8% 19.1% 4Q18 4Q19 4Q20 4Q21 1Q22 Deposit Trends 18.5% 16.2% 12.4% 14.1% 15.9% 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts 2 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings to total assets Non-Interest Bearing Deposits Mix Trend 17.7% 18.5% 16.2% 15.0% 16.7% 16.2% 30.3% 28.1% 28.6% 20.1% 9.7% 9.0% 52.0% 53.4% 55.3% 64.9% 73.6% 74.8% $1,398 $1,502 $1,492 $1,827 $2,124 $2,166 2017 2018 2019 2020 2021 1Q22 Deposit Balances Brokered Deposits Retail CDs Core Deposits $213 $231 $471 $611 $657 $156 $178 $255 $383 $395 $369 $409 $725 $994 $1,052 4Q18 4Q19 4Q20 4Q21 1Q22 Commercial Deposits Trend Interest Bearing Non-Interest Bearing 24.9% 23.4% 20.6% 19.8% 16.4% 16.0% Wholesale Funding ratio2 FHLB Borrowings Dollars in millions $199 $160 $150 $175 $50 $50 Core deposit growth ahead of strong loan pipeline

14 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Non Interest Expense Full year 2022 Efficiency Ratio expected to improve versus 2021 despite anticipated Fed rate hikes 1.93% 1.90% 2.03% 1.75% 1.63% 2018 2019 2020 2021 1Q22 Non Interest Expense / Avg Assets 59.2% 60.2% 73.9% 53.9% 48.5% 2018 2019 2020 2021 1Q22 Efficiency Ratio

BWFG | LISTED | NASDAQ ALLL & Non-Performing Loans

16 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Non Performing Loans 0.66% 2.06% 0.88% 0.79% 2019 2020 2021 1Q22 Non Performing Loans / Gross Loans NPLs $10,588 $33,416 $16,587 $15,745 0.47% 0.18% 0.14% 1Q22 Detail 0.79% SBA-guaranteed portion of NPLs All other NPLs NPL population adequately collateralized or individually reserved in ALLL COVID-19 related NPL Dollars in thousands • ~$1 million of previously reported NPLs paid off during the quarter • No remaining COVID-19 deferral loans at the end of 1Q22 • Single loan - 57% LTV • Full recourse • High net worth guarantors • Full repayment expected

17 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 0.74% 0.72% 0.15% $(0.9) million $1.2 million $(0.1) million 0.14% 2021 Improving Economic Factors Asset Growth / Mix Specifics 1Q22 General Specific 1Q22 ALLL Coverage Allowance for Loan Loss (“ALLL”) Walk 0.89% 0.86% • Improving Economic Factors reflect release of remaining COVID-19-related reserves • Bankwell not subject to CECL; ALLL calculated in accordance with the incurred loss model $16.9 Million $17.1 Million

BWFG | LISTED | NASDAQ Loan Portfolio

19 BWFG LISTED NASDAQ BWFG LISTED NASDAQ CT 44% NY 19% NJ 11% All Other 26% Retail 29.11% Office 21.64% Healthcare 19.36% MultiFamily 9.55% Industrial Warehouse 7.96% Mixed Use 5.38% Other 3.65% Special Use 3.36% • Property Type mix continues to show well diversified exposure • ~ 52% of all CRE loan balances have recourse ̶ Non recourse loans require lower LTV and higher DSCR Total CRE Portfolio by Property Type $1,426 million Type Count $MM % LTV3 Retail2 81 $249 60% 64.5% Grocery 11 $100 24% 65.0% Restaurant 24 $24 6% 63.0% Pharmacy 7 $22 5% 65.7% Gas / Auto Services 15 $20 5% 73.3% Total Retail 138 $415 100% 65.0% Retail Segment Detail • No significant exposure to any one retailer • No exposure to bankrupt retailers 1 Includes Owner Occupied CRE, does not include Construction 2 Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented 3 LTVs based on LTV at origination 4 Consists primarily of skilled nursing and/or assisted living facilities Office Segment Detail Type Count $MM % LTV3 Office (primarily suburban) 77 $225 73% 62.0% Medical 37 $82 27% 68.6% Condo 4 $1 0% 64.9% Total Office 118 $309 100% 63.8% CRE Loan Portfolio1 4

20 BWFG LISTED NASDAQ BWFG LISTED NASDAQ C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $370 million • Limited leverage loan exposure of $34 million as of 3/31/22, ~2% of total loans • Lines of Credit are primarily uncommitted lines Finance 23% Insurance (Primarily Brokers) 37% Health Care & Social Assistance 17% Arts, Entertainment & Recreation 5% Wholesale 4% Retail Trade 3% Professional, Sci & Tech Services 3% Real Estate and Rental/Leasing 2% All Other 6% 1 1 Includes luxury auto leasing and financing

BWFG | LISTED | NASDAQ Capital

22 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Tangible Book Value • AOCI: $1.10 favorable change from mark-to-market on long-dated interest rate swaps offset by ($0.47) unfavorable change from AFS investment portfolio • Repurchased 112,829 shares at an average price of $34.01 during the quarter 1 Misc includes items such as, but not limited to, changes related to stock grants and share count 1 Fully Diluted Tangible Book Value (TBV) Per Share Walk $25.55 $26.75 $1.04 $0.20 $0.62 $0.10 $0.16 2021 Net Income Dividends AOCI Share Buyback Misc 1Q22

23 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Capital Position 8.13% 9.94% 11.18% 12.00% 8.32% 9.80% 11.20% 12.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% TC E Ti er 1 Le ve ra ge Ti er 1 / CE T1 To ta l C ap ita l 1Q22 4Q21 ‘Adequate’ + Buffer Min Bankwell’s capital position remains strong 2 Tier 1CET1 CRE concentration of 446%1 1 Current period Bank capital ratios are preliminary, subject to finalization of the FDIC Call Report 2 TCE calculation is a consolidated BWFG ratio Key Bank Capital Ratios1

BWFG | LISTED | NASDAQ History & Overview

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Profile

Bankwell operates in an attractive core market:

- Third most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- 4 of the top 25 wealthiest towns in the U.S.[3]
- MSA ranked 12th most educated overall, tied for 1st with the highest percentage of graduate or professional degree holders[4]
- Headquarters of 9 Fortune 500 companies[5]
- Home to two of the largest hedge funds in the U.S.
- $27 billion total AUM managed by 68 firms with $1 billion or less in AUM[6]
- 375 thousand housing units with a median value of owner-occupied units of $429 thousand[7]
  - In addition, New Haven County has 369 thousand housing units with a median value of owner-occupied units of $249 thousand[7]


Existing Branches (10)
Fairfield County
Danbury
Ridgefield
Bridgeport
Stratford
Milford
New Haven
Long Island Sound

- Connecticut-based $2.5 billion commercial bank
- 10 branches in Fairfield & New Haven Counties
- $177 million deposits per branch; one of the highest in Fairfield & New Haven Counties[1]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/21, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)
[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Personal Income by County & Metropolitan Area, 2020* news release 11/16/21
[3] Source: Bloomberg: *2020 Richest Places*
[4] Source: WalletHub: *Most & Least Educated Cities in America*, 7/19/21
[5] Source: Fortune.com: *2021 Fortune 500*
[6] Source: US News and World Report
[7] Source: US Census Bureau QuickFacts (2019 data)

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Financial Snapshot

Dollars in thousands, except per share data

	2017[1]	2018	2019	2020	2021	1Q22
Total assets	$1,796,607	$1,873,665	$1,882,182	$2,253,747	$2,456,264	$2,496,877
Net loans	$1,520,879	$1,586,775	$1,588,840	$1,601,672	$1,875,167	$1,964,567
Loan-to-deposit ratio	110.1%	106.4%	107.1%	87.9%	88.8%	91.5%
Efficiency ratio[2]	54.9%	59.2%	60.2%	73.9%	53.9%	48.5%
Non-interest expense / avg. assets	1.88%	1.93%	1.90%	2.03%	1.75%	1.63%
Net interest margin	3.30%	3.18%	3.03%	2.77%	3.17%	3.30%
Total capital to risk weighted assets	12.19%	12.50%	13.35%	12.28%	12.00%	12.00%
Tangible common equity ratio[2]	8.81%	9.16%	9.56%	7.73%	8.13%	8.32%
Return on average equity	8.93%	10.19%	10.20%	3.35%	13.86%	16.05%
Fully diluted tangible book value per share[2]	$20.39	$21.85	$22.82	$21.96	$25.55	$26.75
Net interest income	$54,364	$56,326	$53,761	$54,835	$67,886	$19,510
Pre-tax, pre-provision net revenue[2]	$26,470	$24,593	$23,379	$14,907	$33,803	$10,543
Net income	$13,830	$17,433	$18,216	$5,904	$26,586	$8,212
EPS (fully diluted)	$1.78	$2.21	$2.31	$0.75	$3.36	$1.04

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail
[2] A non-GAAP metric

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke Chief Executive Officer Director (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily Chief Risk Officer Chief Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov Chief Financial Officer (since 2016)	30+	Mr. Ivanov has over 30 years of experience in accounting and finance. His more recent roles include CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida and is a CPA. He is also Six Sigma Black Belt certified.
Matthew McNeill Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 8 years at Metropolitan Commercial Bank the bank grew its lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Laura J. Waitz Chief Operating Officer (since 2017)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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BWFG | LISTED | NASDAQ Thank You & Questions